UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 31, 2018

Sophiris Bio Inc.

(Exact name of registrant as specified in its charter)

British Columbia	001-36054	98-1008712
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1258 Prospect Street, La Jolla, California	92037
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 858-777-1760

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2019 Bonus Plan

On December 31, 2018, the Board of Directors of Sophiris Bio Inc. based upon the recommendation of the Compensation Committee of the Board of Directors approved the compensation of the Chief Executive Officer, Randall E. Woods for 2019. In order to preserve cash while the Company evaluates next steps for clinical development for topsalysin, Mr. Woods’ base salary will remain the same as his 2018 base salary and the Board decided not to pay Mr. Woods a performance-based bonus under the 2018 plan. In lieu of making a performance-based payment, the Board approved a bonus for Mr. Woods that will only become payable if he remains an employee until the closing of a Change of Control of the Company (as defined in his Change in Control and Severance Benefit Agreement) equal to $220,000 plus an amount equal to the additional base compensation he would have earned if his base compensation had been increased by 3.5% as of January 1, 2019 through the date of the closing of a Change of Control of the Company.

The Board also approved bonuses for each of Allison Hulme and Peter T. Slover in the amount of $185,000 and $150,000, respectively, plus an amount equal to the additional base compensation she or he would have earned if her or his base compensation had been increased by 3.5% as of January 1, 2019 through the date of the closing of a Change of Control of the Company if they remain employees until the closing of a Change of Control of the Company (as defined in their individual Change in Control and Severance Benefit Arrangement). Neither Dr. Hulme nor Mr. Slover received any bonus under the 2018 performance-based bonus plan or any increase in base compensation for 2019.

Executive Officer Equity Grants

On December 31, 2018, our Board of Directors, based on the recommendation of the Compensation Committee, granted to Mr. Woods options to purchase common shares of the Company and the Compensation Committee granted to Dr. Hulme and Mr. Slover options to purchase common shares of the Company, as follows:

Name	Title	Number of Shares
Randall E. Woods	President & Chief Executive Officer	335,000
Allison Hulme, Ph.D.	Chief Operating Officer & Head of Research and Development	245,000
Peter T. Slover	Chief Financial Officer	205,667

For each option granted in the table above, the shares shall vest as follows: 1/3rd shall vest on December 21, 2019 and 1/36th shall vest monthly thereafter, subject to the individual’s continued service through each such date. The option grant date for each option was December 31, 2018 and the exercise price per share is $0.83. The term of each option will be 10 years.

The options granted per the above will be subject to the terms and conditions of the Company’s Amended and Restated 2011 Stock Option Plan (the “Plan”). The foregoing does not purport to be complete and is qualified by reference to the Plan, which we have previously filed with the U.S. Securities and Exchange Commission.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sophiris Bio Inc.

January 3, 2019	By:	/s/ Peter Slover

Name: Peter Slover
Title: Chief Financial Officer